Exhibit 99.1

Texas Roadhouse, Inc. Announces Fourth Quarter 2022 Results

Increases Quarterly Dividend by 20% to $0.55 per Share

LOUISVILLE, KY. (February 16, 2023) – Texas Roadhouse, Inc. (NasdaqGS: TXRH), today announced financial results for the 13 and 52 weeks ended December 27, 2022.

Financial Results

Financial results for the 13 and 52 weeks ended December 27, 2022 and December 28, 2021 were as follows:

	Fourth Quarter			Year to Date
($000's)
	2022	2021	% change	2022	2021	% change
Total revenue	$1,009,529	$895,586	12.7%	$4,014,919	$3,463,946	15.9%
Income from operations	68,853	64,839	6.2%	320,197	297,192	7.7%
Net income	59,869	53,058	12.8%	269,818	245,294	10.0%
Diluted earnings per share	$0.89	$0.76	17.4%	$3.97	$3.50	13.5%

Results for the fourth quarter, as compared to the prior year as applicable, included the following:

•	Comparable restaurant sales increased 7.3% at company restaurants and increased 7.2% at domestic franchise restaurants;

•	Average weekly sales at company restaurants were $130,176 of which 12.6% were to-go sales as compared to average weekly sales of $121,976 of which 14.4% were to-go sales in the prior year;

•	Restaurant margin, as a percentage of restaurant and other sales, decreased 132 basis points to 14.5% as commodity inflation of 6.6% and wage and other labor inflation of 7.8% were partially offset by higher sales. Restaurant margin dollars increased 3.4% to $145.6 million from $140.8 million in the prior year primarily due to higher sales;

•	Diluted earnings per share increased 17.4% primarily driven by higher restaurant margin dollars and lower general and administrative expenses. Diluted earnings per share also benefitted from increased share repurchases that occurred in the first half of 2022; and,

•	10 company restaurants and two international franchise restaurants were opened.

Results for the year-to-date period, as compared to the prior year as applicable, included the following:

•	Comparable restaurant sales increased 9.7% at company restaurants and increased 9.4% at domestic franchise restaurants;

•	Average weekly sales at company restaurants were $131,802 of which 13.3% were to-go sales as compared to average weekly sales of $120,706 of which 17.1% were to-go sales in the prior year;

•	Restaurant margin, as a percentage of restaurant and other sales, decreased 118 basis points to 15.7% as commodity inflation of 10.8% and wage and other labor inflation of 8.3% were partially offset by higher sales. Restaurant margin dollars increased 7.9% to $627.5 million from $581.7 million in the prior year primarily due to higher sales;

•	Diluted earnings per share increased 13.5% primarily driven by higher restaurant margin dollars partially offset by higher general and administrative expenses and depreciation and amortization expense. Diluted earnings per share also benefitted from increased share repurchases in the first half of 2022;

•	23 company restaurants and seven international franchise restaurants were opened. In addition, the Company acquired eight domestic franchise restaurants; and,

•	The Company repurchased 2,734,005 shares of common stock for $212.9 million.

Jerry Morgan, Chief Executive Officer of Texas Roadhouse, Inc. commented, “We had another record year in 2022, highlighted by over $4 billion in revenue and double-digit bottom line growth in spite of significant cost pressures. I am extremely proud of our operators who continue to drive sales and consistently deliver on our legendary promise.”

Morgan continued, “As we celebrate our 30th anniversary this month, our focus will be on what got us here—providing our guests a legendary experience in all 700 of our restaurants each and every shift. We are excited about our continued growth in 2023, which includes the potential to open a record number of systemwide locations across all of our brands. We are confident this growth, along with our ability to allocate capital for the benefit of our shareholders, will continue to create long term value.”

Franchise acquisitions

On December 28, 2022, the first day of the 2023 fiscal year, the Company completed the acquisition of eight domestic franchise restaurants for an aggregate purchase price of approximately $39.0 million.

2023 Outlook

Comparable restaurant sales at company restaurants for the first seven weeks of our first quarter of fiscal 2023 increased 15.8% compared to 2022. In addition, the Company plans to implement a menu price increase of approximately 2.2% in late March.

Management updated the following expectations for 2023:

•	Store week growth of at least 6% including the impact of the franchise locations acquired;

•	25 to 30 Texas Roadhouse and Bubba’s 33 company restaurant openings; and,

•	An effective income tax rate of approximately 14% excluding the impact of any legislative changes enacted.

Management reiterated the following expectations for 2023:

•	Positive comparable restaurant sales growth including the benefit of 2022 menu pricing actions;

•	Commodity cost inflation of 5% to 6%;

•	Wage and other labor inflation of 5% to 6%; and,

•	Total capital expenditures of approximately $265 million.

Cash Dividend Payment

On February 14, 2023, the Company’s Board of Directors authorized the payment of a quarterly cash dividend of $0.55 per share of common stock. This payment, which represents a 20% increase from the quarterly cash dividend authorized in 2022, will be distributed on March 24, 2023, to shareholders of record at the close of business on March 8, 2023.

Non-GAAP Measures

The Company prepares the consolidated financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”). Within the press release, the Company makes reference to restaurant margin (in dollars and as a percentage of restaurant and other sales). Restaurant margin represents restaurant and other sales less restaurant-level operating costs, including food and beverage costs, labor, rent and other operating costs. Restaurant margin also includes sales and operating costs related to the Company’s non-royalty based retail initiatives. Restaurant margin should not be considered in isolation, or as an alternative, to income from operations. This non-GAAP measure is not indicative of overall company performance and profitability in that this measure does not accrue directly to the benefit of shareholders due to the nature of the costs excluded. Restaurant margin is widely regarded as a useful metric by which to evaluate core restaurant-level operating efficiency and performance over various reporting periods on a consistent basis. In calculating restaurant margin, the Company excludes certain non-restaurant-level costs that support operations, including general and administrative expenses, but do not have a direct impact on restaurant-level operational efficiency and performance. The Company also excludes pre-opening expense as it occurs at irregular intervals and would impact comparability to prior period results. The Company also excludes depreciation and amortization expense, substantially all of which relates to restaurant-level assets, as it represents a non-cash charge for the investment in restaurants. The Company also excludes impairment and closure expense as it believes this provides a clearer perspective of ongoing operating performance and a more useful comparison to prior period results. Restaurant margin as presented may not be comparable to other similarly titled measures of other companies in the industry. A reconciliation of income from operations to restaurant margin is included in the accompanying financial tables.

Conference Call

Texas Roadhouse, Inc. is hosting a conference call today, February 16, 2023, at 5:00 p.m. Eastern Time to discuss these results. The call will be webcast live from the investor relations portion of the Company's website at www.texasroadhouse.com. Listeners may also access the call by dialing (888) 440-5667 or (646) 960-0476 for international calls and referencing the Texas Roadhouse, Inc. Fourth Quarter 2022 Earnings. A replay of the call will be available until February 23, 2023, by dialing (800) 770-2030 or (647) 362-9199 for international calls.

About the Company

Texas Roadhouse, Inc. is a growing restaurant company operating predominantly in the casual dining segment that first opened in 1993 and today has grown to over 700 restaurants system-wide in 49 states and ten foreign countries. For more information, please visit the Company’s Web site at www.texasroadhouse.com.

Forward-looking Statements

Certain statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based upon the current beliefs and expectations of the management of Texas Roadhouse. Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, conditions beyond its control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting customers or food supplies; labor or supply chain shortages or limited availability of staff or product needed to meet our business standards; food safety and food-borne illness concerns; and other factors disclosed from time to time in its filings with the U.S. Securities and Exchange Commission. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include but are not limited to those described under “Part I—Item 1A. Risk Factors” of the Annual Report on Form 10-K for the fiscal year ended December 28, 2021. These factors should not be construed as exhaustive and should be read in conjunction with other filings with the Securities and Exchange Commission. Investors should take such risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statements, except as required by applicable law.

# # #

Contacts:

Investor Relations	Media

Michael Bailen	Travis Doster

(502) 515-7298	(502) 638-5457

Texas Roadhouse, Inc. and Subsidiaries
Consolidated Statements of Income
(in thousands, except per share data)
(unaudited)

	13 Weeks Ended		52 Weeks Ended
	December 27, 2022	December 28, 2021	December 27, 2022	December 28, 2021
Revenue:
Restaurant and other sales	$1,002,763	$889,052	$3,988,791	$3,439,176
Franchise royalties and fees	6,766	6,534	26,128	24,770

Total revenue	1,009,529	895,586	4,014,919	3,463,946

Costs and expenses:
Restaurant operating costs (excluding depreciation and amortization shown separately below):

Food and beverage	351,723	311,478	1,378,192	1,156,628
Labor	334,827	290,227	1,319,959	1,123,003
Rent	17,049	15,508	66,834	60,005
Other operating	153,591	131,054	596,305	517,808
Pre-opening	6,568	7,008	21,883	24,335
Depreciation and amortization	35,462	32,615	137,237	126,761
Impairment and closure, net	1,063	184	1,600	734
General and administrative	40,393	42,673	172,712	157,480

Total costs and expenses	940,676	830,747	3,694,722	3,166,754

Income from operations	68,853	64,839	320,197	297,192

Interest (income)/expense, net	(753)	624	124	3,663
Equity income (loss) from investments in unconsolidated affiliates	170	(925)	1,239	(637)

Income before taxes	69,776	63,290	321,312	292,892
Income tax expense	8,007	8,547	43,715	39,578

Net income including noncontrolling interests	61,769	54,743	277,597	253,314
Less: Net income attributable to noncontrolling interests	1,900	1,685	7,779	8,020
Net income attributable to Texas Roadhouse, Inc. and subsidiaries	$59,869	$53,058	$269,818	$245,294

Net income per common share attributable to Texas Roadhouse, Inc. and subsidiaries:
Basic	$0.89	$0.76	$3.99	$3.52
Diluted	$0.89	$0.76	$3.97	$3.50

Weighted average shares outstanding:
Basic	66,946	69,601	67,643	69,709
Diluted	67,270	69,969	67,920	70,098

Cash dividends declared per share	$0.46	$0.40	$1.84	$1.20

Texas Roadhouse, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 27, 2022	December 28, 2021
Cash and cash equivalents	$173,861	$335,645
Other current assets, net	222,980	227,880
Property and equipment, net	1,270,349	1,162,441
Operating lease right-of-use assets, net	630,258	578,413
Goodwill	148,732	127,001
Intangible assets, net	5,607	1,520
Other assets	73,878	79,052

Total assets	$2,525,665	$2,511,952

Other current liabilities	652,010	602,144
Operating lease liabilities, net of current portion	677,874	622,892
Long-term debt	50,000	100,000
Other liabilities	118,119	113,432
Texas Roadhouse, Inc. and subsidiaries stockholders' equity	1,012,638	1,058,124
Noncontrolling interests	15,024	15,360

Total liabilities and equity	$2,525,665	$2,511,952

Texas Roadhouse, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	52 Weeks Ended
	December 27, 2022	December 28, 2021
Cash flows from operating activities:
Net income including noncontrolling interests	$277,597	$253,314
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	137,237	126,761
Share-based compensation expense	36,663	38,139
Deferred income taxes	9,456	8,896
Other noncash adjustments, net	6,792	5,555
Change in working capital	43,980	36,161
Net cash provided by operating activities	511,725	468,826

Cash flows from investing activities:
Capital expenditures - property and equipment	(246,121)	(200,692)
Acquistion of franchise restaurants, net of cash acquired	(33,069)	-
Proceeds from sale of investment in unconsolidated affiliate	316	-
Proceeds from sale of property and equipment	2,269	-
Proceeds from sale leaseback transactions	12,871	5,588
Net cash used in investing activities	(263,734)	(195,104)

Cash flows from financing activities:
Payments on revolving credit facility, net	(50,000)	(140,000)
Repurchase of shares of common stock	(212,859)	(51,634)
Dividends paid	(124,137)	(83,658)
Other financing activities, net	(22,779)	(25,940)
Net cash used in financing activities	(409,775)	(301,232)

Net decrease in cash and cash equivalents	(161,784)	(27,510)
Cash and cash equivalents - beginning of period	335,645	363,155
Cash and cash equivalents - end of period	$173,861	$335,645

Texas Roadhouse, Inc. and Subsidiaries
Reconciliation of Income from Operations to Restaurant Margin
(in thousands)
(unaudited)

	13 Weeks Ended		52 Weeks Ended
	December 27, 2022	December 28, 2021	December 27, 2022	December 28, 2021
Income from operations	$68,853	$64,839	$320,197	$297,192

Less:
Franchise royalties and fees	6,766	6,534	26,128	24,770

Add:
Pre-opening	6,568	7,008	21,883	24,335
Depreciation and amortization	35,462	32,615	137,237	126,761
Impairment and closure, net	1,063	184	1,600	734
General and administrative	40,393	42,673	172,712	157,480

Restaurant margin	$145,573	$140,785	$627,501	$581,732

Restaurant margin (as a percentage of restaurant and other sales)	14.5%	15.8%	15.7%	16.9%

Texas Roadhouse, Inc. and Subsidiaries
Supplemental Financial and Operating Information
($ amounts in thousands, except weekly sales by group)
(unaudited)

	Fourth Quarter			Year to Date
	2022	2021	Change	2022	2021	Change
Restaurant openings
Company - Texas Roadhouse	7	9	(2)	18	23	(5)
Company - Bubba's 33	2	1	1	4	5	(1)
Company - Jaggers	1	1	0	1	1	0
Franchise - Texas Roadhouse - U.S.	0	1	(1)	0	1	(1)
Franchise - Texas Roadhouse - International	2	1	1	7	3	4
Total	12	13	(1)	30	33	(3)

Restaurant acquisitions/dispositions
Company - Texas Roadhouse	0	0	0	8	0	8
Franchise - Texas Roadhouse - U.S.	0	0	0	(8)	0	(8)

Restaurants open at the end of the quarter
Company - Texas Roadhouse	552	526	26
Company - Bubba's 33	40	36	4
Company - Jaggers	5	4	1
Franchise - Texas Roadhouse - U.S.	62	70	(8)
Franchise - Texas Roadhouse - International	38	31	7
Total	697	667	30

	Fourth Quarter
	2022	2021	Change
Company restaurants (all concepts)
Restaurant and other sales	$1,002,763	$889,052	12.8%
Store weeks	7,691	7,288	5.5%
Comparable restaurant sales (1)	7.3%	33.1%

Restaurant operating costs (as a % of restaurant and other sales)
Food and beverage costs	35.1%	35.0%	4	bps
Labor	33.4%	32.6%	75	bps
Rent	1.7%	1.7%	(4	) bps
Other operating	15.3%	14.7%	58	bps
Total	85.5%	84.2%	132	bps

Restaurant margin	14.5%	15.8%	(132	) bps

Restaurant margin ($ in thousands)	$145,573	$140,785	3.4%
Restaurant margin $/Store week	$18,927	$19,318	(2.0)%

Texas Roadhouse restaurants only:
Store weeks	7,123	6,779	5.1%
Comparable restaurant sales (1)	7.3%	33.3%
Average unit volume (2)	$1,720	$1,604	7.2%
Weekly sales by group:
Comparable restaurants (513 and 489 units)	$132,430	$123,860
Average unit volume restaurants (24 and 16 units)	$129,117	$113,657
Restaurants less than 6 months old (15 and 21 units)	$141,991	$130,295

Bubba's 33 restaurants only:
Store weeks	504	463	8.9%
Comparable restaurant sales (1)	6.6%	30.8%
Average unit volume (2)	$1,391	$1,279	8.8%
Weekly sales by group:
Comparable restaurants (32 and 29 units)	$104,880	$99,465
Average unit volume restaurants (4 and 3 units)	$124,063	$87,844
Restaurants less than 6 months old (4 and 4 units)	$104,110	$136,579

Franchise restaurants
Franchise royalties and fees	$6,766	$6,534	3.6%
Store weeks	1,287	1,301	(1.1)%
Comparable restaurant sales	6.1%	30.6%
U.S. franchise restaurants only:
Comparable restaurant sales	7.2%	34.8%
Average unit volume	$1,818	$1,684	8.0%

(1)  Comparable restaurant sales reflect the change in year-over-year sales for restaurants open a full 18 months before the beginning of the period, excluding sales from restaurants permanently closed during the period.

(2)  Average unit volume includes sales from restaurants open for a full six months before the beginning of the period, excluding sales from restaurants permanently closed during the period.

Amounts may not foot due to rounding.